EXHIBIT 10.4

ASSIGNMENT AND ASSUMPTION

OF LEASE

AND SECOND AMENDMENT TO LEASE

This Assignment and Assumption of Lease and Second Amendment to Lease (“Assignment Agreement”), made as of the 22nd day of August, 2025 (the “Effective Date”), by and between BaM Body and Mind Dispensary NJ, Inc. f/k/a CraftedPlants NJ Corp., Attention: Chief Operating Officer, with an address at 2625 N Green Valley Parkway, Henderson, NV 89014  (“Assignor”), and Ascend New Jersey, LLC, a New Jersey limited liability company, with an address at 44 Whippany Road, Suite 101, Morristown, New Jersey 07960 (“Assignee” and sometimes referred to as “Tenant”), and Lawrence Investment Group, LLC, with a post office address at 100 Federal City Road, Suite C101, Lawrenceville, New Jersey 08648 (“Landlord”).

W I T N E S S E T H:

WHEREAS, Landlord and Assignor entered into that certain Lease dated the 18th day of August 2022 (the “Original Lease”) which was amended by First Amendment to Lease Agreement dated February 14, 2023 (the “First Amendment”) (the Original Lease as amended by the First Amendment, is collectively referred to as the “Lease”; a copy of the Lease is attached hereto as Exhibit “A”) for premises currently occupied by Assignor, commonly known as 3191 U.S. Route 1, Lawrenceville, New Jersey 08648 designated and known as Block 5201.10, Lot 3 of the tax maps of Lawrence Township (the “Premises”);

WHEREAS, the Lease is guaranteed by that certain Guaranty of Lease (“Original Guaranty”) dated as of February 14, 2023, made by Body and Mind, Inc., a Nevada corporation (“Original Guarantor”), in favor of Landlord.

WHEREAS, Assignor hereby desires to assign the Lease and Assignee hereby desires to assume the Lease, pursuant to the terms and conditions of this Assignment Agreement;

WHEREAS, simultaneously with the execution of this Assignment Agreement, Assignee desires to enter into a Sublease whereby Assignee, as sublandlord will sublease to Assignor, as subtenant of the Premises, pursuant to the terms of that certain Sublease Agreement (“Sublease”) in the form attached hereto as Exhibit “B”, and Landlord hereby consents to such Sublease.

NOW THEREFORE, in consideration of the foregoing promises, Ten and 00/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby incorporate in this Assignment Agreement the preceding Recital paragraphs as binding on the parties hereto, and agree as follows:

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1. Assignment; Termination of Original Guaranty.

(a) As of the Effective Date, Assignor, for itself and its respective successors and assigns, hereby assigns, conveys, transfers, and sets over to Assignee, all of Assignor’s right title and interest in and to the Lease along with all of Assignor’s rights, duties and obligations, under the Lease.

1. Landlord irrevocably agrees that subject to the execution of the Termination of Lease Memorandum by CraftedPlants NJ Corp, in such form as attached hereto as Exhibit E and the execution of a substitute Guaranty by the substitute Guarantor, Ascend Wellness Holdings, Inc., a Delaware Corporation, in such form as attached hereto as Exhibit F as of the Effective Date, the Original Guaranty is hereby terminated as of the Effective Date hereof, that Original Guarantor shall have no further obligations, duties or liabilities thereunder, and the Landlord hereby releases, waives and forever discharges Original Guarantor from all obligations, duties or liabilities of whatever nature arising under or in connection with the Original Guaranty; provided, however, in the event of a Subsequent Assignment pursuant to Section 3 below, this termination shall be null and void and the Original Guaranty with Original Guarantor shall be reinstated in full force and effect as of the Effective Date hereof. Further, under such circumstances that the Original Guaranty is reinstated, the Original Guarantor shall then execute a Guaranty in such form as attached hereto as Exhibit E with only dates and name changes thereto prior to effectiveness of Subsequent Assignment and termination of substitute Guaranty, acknowledging, accepting and consenting to the following: (i) the Assignment Agreement – Asssignment and Assumption of Lease and Second Amendment to Lease – between BaM Body and Mind Dispensary NJ, Inc. f/k/a CraftedPlants NJ Corp., Assignor, and Ascend New Jersey, LLC, a New Jersey limited liability company, Assignee; (ii) Sublease Agreement between the Tenant/Sublandlord, Ascend New Jersey, LLC, a New Jersey limited liability company, subsidiary of Guarantor, and Subtenant, BaM Body and Mind Dispensary NJ, Inc. f/k/a CraftedPlants NJ Corp.; and, (iii) Subsequent Assignment – Assignment and Assumption of Lease - Sublease Agreement - between the Assignor, Ascend New Jersey, LLC, a New Jersey limited liability company, subsidiary of Guarantor, and Assignee, BaM Body and Mind Dispensary NJ, Inc. f/k/a CraftedPlants NJ Corp.

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(b) Notwithstanding the foregoing, in the event the Original Guaranty is reinstated pursuant to the previous sentence, Assignee shall indemnify, defend and hold harmless Original Guarantor from, any obligations, duties and/or liability arising under the Original Guaranty from the Effective Date through the date of the Subsequent Assignment.

2. Assumption. Assignee, for itself and its respective successors, heirs and assigns, hereby accepts the foregoing assignment and assumes all of the obligations of Assignor as Tenant under the Lease accruing from and after the Effective Date, and agrees, for the benefit of Assignor, its successors and assigns, and for the benefit of Landlord, its successors and assigns, to pay, perform, discharge when due, and otherwise satisfy in due course all of such obligations and liabilities of the Tenant under and in accordance with the provisions of the Lease from and after the Effective Date.

3. Subsequent Assignment. Simultaneously with the execution of this Assignment Agreement, Assignee has entered that certain Purchase Agreement (“PA”) with Assignor, and DEP Nevada, Inc. (“DEP”), a signed copy of which shall be provided to the Landlord prior to the Landlord’s consent to this Assignment Agreement, whereby Assignee, as buyer, purports to purchase from DEP, as seller, one hundred percent (100%) of the stock of Assignor. Subject to and in accordance with the terms of Section 5.02 of the PA, in the event that both (i) the New Jersey Cannabis Regulatory Commission issues a final non-appealable denial (“CRC Denial”) of New CRC Application (as such term is defined in the PA) of Class 5 Cannabis Retail License following diligent and best efforts to obtain same and (ii) the Company Shares (as such term is defined in the PA) of Assignor are timely re-acquired pursuant to the Seller Option and terms therein (collectively, the “Subsequent Assignment Conditions”), then Assignor shall re-assume the Lease, pursuant to an assignment and assumption agreement, in the form attached hereto as Exhibit “C” (the “Subsequent Assignment”), which Subsequent Assignment shall be executed and delivered simultaneously with the re-acquisition of the Company Shares and dated to be effective as of the satisfaction of the Subsequent Assignment Conditions. If DEP, as seller, fails to exercise the Seller Option of Section 5.02 of the PA then the Subsequent Assignment shall not be affective and Assignee shall remain as Tenant without release of the substitute Guarantor. To comply with Section 19.01 of the Lease, Landlord hereby consents to and approves such Subsequent Assignment between Assignee (as assignor) and Assignor (as assignee) as contemplated herein. Notwithstanding, Landlord’s aforesaid consent as well as the Subsequent Assignment shall not be effective if either Assignor or Assignee is in default of the Lease or this Assignment Agreement or the substitute Guarantor is in default of the substitute Guaranty.

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4. No Default; Construction Lien. Assignor hereby represents and warrants to Assignee that there exists no breach or default or state of facts which, if left unattended, would in time produce a breach or default by Assignor of the terms, covenants and conditions of the Lease, except as set forth and described in Section 6(c) of this Assignment Agreement. The referenced Construction Lien Claim shall be satisfied and removed by Assignee within forty-five (45) days of the date of this Assignment Agreement and, if not, will thereafter be deemed a default subject to the provisions of Section 12.03 of the Lease. The forty-five (45) day-time period shall not be an amendment to the Lease except for this specific Construction Lien Claim.

5. Security Deposit. Landlord, Assignor and Assignee hereby agree and acknowledge that, as of the date hereof, Landlord holds the sum of Seventy-Five Thousand Four Hundred Thirty-Seven and 49/100 ($75,437.49) Dollars as security (the “Security Deposit”) for the faithful performance of the Assignor under the Lease, and further acknowledge the assignment of the rights therein by Assignor to Assignee. The foregoing Security Deposit shall remain on file and deposit with Landlord following the date of this Assignment Agreement and shall be held pursuant to the terms and conditions of the Lease for the benefit of the Landlord and Assignor.

6. Estoppel.

Each of Assignor and Landlord hereby certifies to Assignee that:

(a) the Lease is in full force and effect and the Lease has not been assigned, modified, supplemented or amended in any way, except as set forth in this Assignment Agreement;

(b) the Lease hereby represents the entire agreement between the Assignor and the Landlord as to such leasing;

(c) the Premises is subject to that certain Construction Lien Claim filed on May 31, 2024, by one William J. DiSanto of Englewood Construction, Inc., 80 Main Street, Lemont, Illinois 60439, in the amount of $150,000.00 (herein the “Construction Lien Claim”);

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(d) to Assignor’s and Landlord’s knowledge (as applicable), and except as set forth in Section 6(c) above, Assignor is not in material default under the Lease and Assignor has not received any notice of material default under the lease which have not been cured;

(e) on this date there are no existing claims which the Landlord has, pursuant to the terms and conditions of the Lease, by Landlord against the Assignor, except for 6(c) above; and

(f) the right of first refusal pursuant to Section 31.21 of the Lease remains in effect; and

(g) the current monthly base Rent is Twenty-Five Thousand One Hundred and Forty-Five and 83/100 ($25,145.83) Dollars and the current Additional Rent of Five Thousand Ninety-One and 67/100 ($5,091.67) Dollars, all of which has been paid current, with no amounts due from Assignor to Landlord for leasing commissions, tenant improvement work or any other charges under the Lease

7. Representations and Warranties of Assignee/Tenant.

Assignee hereby represents and warrants to Assignor and Landlord as follows:

(a) Assignee has the requisite power and authority to enter into and perform the terms and conditions of this Assignment Agreement and the Lease;

(b) Assignee is not subject to any law, order, decree, restriction or agreement which prohibits or would be violated by this Assignment Agreement or the Lease; and,

(c) the execution and delivery of this Assignment Agreement and the consummation of the transaction contemplated hereby has been duly authorized by all requisite company action on behalf of Tenant.

8. Landlord Consent.

(a)	Consent to Assignment. Landlord hereby approves and consents to the Assignment of the Lease to Assignee pursuant to the terms of this Assignment Agreement.

(b)	Consent to Sublease. Landlord hereby further approves and grants consent to the Sublease, pursuant to Section 19.01 of the Lease, and the terms hereof.

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9. Lease Amendment(s). The Lease is hereby amended (“Second Amendment”) as follows:

(a)

The Lease Term set forth in that certain Acknowledgement and Confirmation of Lease Terms as signed on May 25, 2023 is hereby amended to reflect the first year of the initial ten (10) year Lease Term shall commence on the first (1st) day of the calendar month following the date of this Assignment Agreement, also the revised Rent Commencement Date, and shall expire ten (10) years thereafter (the “New Initial Term”). For avoidance of doubt, initial monthly Base Rent during the New Initial Term shall be as shown on Exhibit 5 of the Lease (i.e., Twenty-Five Thousand One Hundred and Forty-Five and 83/100 ($25,145.83) Dollars per month).

Tenant may not open at another location within Lawrence Township, New Jersey for the same business Use agreed upon in the Lease until the New Initial Term and all Renewal Option Terms have expired, whether or not Tenant is in occupancy of the Premises.

(b)

Section 4.03. Tenant shall pay to Landlord or to third parties on behalf of Landlord, should Tenant self-perform, the Additional Rent owed by Tenant to Landlord as set forth in Article IX and as otherwise set forth in the Lease and items listed on Exhibit 6 thereto and updated/revised as Exhibit “D” hereto. Tenant may elect, following ninety (90) days’ written Notice to Landlord, to self-perform all general/routine site maintenance, including without limitation, snow removal, landscaping and the like per Section 9.02 and list on Exhibit 6 to the Lease without payment of Management Fee to Landlord. Tenant shall within ten (10) days of timely and direct payment of Additional Rent to third parties provide Landlord with copies of evidence of any and all payments. For avoidance of doubt, Landlord shall pay pursuant to Article X of Lease real estate taxes and sewer directly to the Township of Lawrence, the taxing authority, as well as pursuant to Section 16.09 of Lease Landlord insurance, with reimbursement from Tenant as Additional Rent, pursuant to the terms of the Lease. Should Tenant fail to timely perform all general/routine maintenance and direct pay such Additional Rent per Section 9.02 and list on Exhibit 6 to the Lease, notwithstanding other language and provisions in the Lease, Landlord may perform such services and/or make such payments on behalf of Tenant following fifteen (15) days’ notice to Tenant. Thereafter, Tenant shall be liable to Landlord in the amount of any such payments plus ten (10%) thereof as Additional Rent. A Revised/Updated Exhibit 6 is attached hereto as Exhibit “D”.

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(c)

Section 4.04. Pursuant to Section 4.04 of Lease, Tenant shall pay estimates of Percentage Rent on a quarterly basis within forty-five (45) days of the first day of each calendar quarter (or as soon as thereafter as is commercially reasonable following Tenant’s internal quarterly audit) and not monthly. Landlord shall notify Tenant of Percentage Rent obligation on quarterly basis with invoice for then monthly Base Rent.

(d)	Section 6.01. Twelve (12) months written notice shall be amended to reflect nine (9) months written notice by Tenant to Landlord to exercise the option for each additional renewal Term.

(e)

“Time Being of the Essence”, Tenant shall use best efforts to commence construction as soon as possible (if necessary, shall include using best efforts to make application(s) for construction permits and demolition permits as soon as possible, with the intent of doing so within forty five (45) days of the date of this Assignment Agreement), provide Landlord with construction schedule and place contractors and workers at the Premises to perform work described in construction documents). Tenant shall proceed as closely as possible to the Generic Tenant Project Schedule Outline attached hereto as Exhibit G without waiting for the issuance of a Class 5 conditional license. Further, Tenant shall request a CRC onsite assessment of the Premises as soon as possible. Assignee/Tenant shall open for business for the agreed upon Use as soon as possible following the date of this Assignment Agreement. For avoidance of doubt, the preceding shall be subject to any delays through no fault of Tenant, such as "force majeure", that makes performance impractical. Otherwise, failure to continually use best efforts to commence construction or open for business shall be a material default of the Lease. Tenant acknowledges that the Lease is not and shall not become a “Dark” Lease and, further, Tenant intends to occupy the Premises immediately following the execution of this Agreement and thereafter become operational.

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(f)

Exhibit 4, Paragraph C. In connection with the Memorandum of Lease, Assignor and Assignee shall deliver to Landlord a Termination of the Lease Memorandum (or declaration) to be signed by Assignor and Assignee in the form attached to the Lease as Exhibit 10 and hereto as Exhibit “E” (“Termination of Lease Memorandum”), which may be recorded by Landlord at Landlord’s expense, but not before the expiration or earlier termination of the Lease. Tenant/Assignor shall execute the Termination of Lease Memorandum and deliver original thereof within thirty (30) days of the date of this Assignment Agreement to be held in escrow by Landlord, without recordation thereof until after the Lease expires or is otherwise terminated in accordance with the terms of the Lease.

(g)

Assignment. Landlord entered into a parking lot Lease Agreement with Enterprise Leasing Company of Philadelphia (“Enterprise”) dated November 1, 2018 for the parking lot at the Premises, which may be terminated upon thirty (30) days written notice by Landlord or, in this case, Tenant, per ¶8 of the parking lot Lease Agreement, copy of said parking lot Lease Agreement having been previously delivered to Tenant. The parking lot Lease Agreement, by way of this Assignment Agreement, is hereby assigned to the Assignor and Assignee effective August 1, 2025, with Landlord collecting rent and notifying Tenant upon receipt thereof and allowing Tenant to reduce its Base Monthly Rent due to Landlord. Base Monthly Rent due Landlord only to be reduced upon receipt of rent from Enterprise. Further, Landlord is under no obligation to enforce the terms and conditions of the Enterprise parking lot Lease Agreement.

(h)

Guarantee. Ascend Wellness Holdings, Inc., a Delaware corporation (“Ascend”), shall sign a Guarantee in the form and substance attached to the Lease as “Exhibit “F”, as such relates to the terms and conditions of the Lease and this Assignment Agreement.

(i)

Hazardous Materials. Following the Commencement Date, Hazardous Materials between Landlord and Tenant shall be controlled under the terms and conditions of the initial Lease Agreement, more particularly Sections 9.02(viii) and 28.01 thereof.

(j)

§21.01 H. It shall be a Default of the Lease if, (i) Tenant loses the right to operate the proposed Use at the Premises in accordance with Lawrence Township Resolution No.101-22 dated February 15, 2022 issued under Lawrence Township Ordinance 2415-22, and (ii) Tenant fails to diligently prosecute a new application for a Class 5 Cannabis Retail application with the New Jersey Cannabis Regulatory Commission (“CRC”), which the parties recognize have certain preconditions, including, but not limited to, first applying to the Department of Treasury, Division of Revenue and Enterprise Services for certification as a woman and/or minority business enterprise.

(k)

Use (Pursuant to Summary of Basic Lease Provisions, Article VII of Lease, and Exhibit 4 of Lease).Use of the Premises (or Property) shall be expanded to include Class 5 cannabis retail sale for personal use.

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10. Notices. Any notices required or permitted to be given under the Lease, and as to any terms and conditions of this Assignment Agreement, shall be given in writing and shall be delivered by (a) hand delivery, (b) commercial overnight courier that guarantees next day delivery and provides a receipt, or (c) legible facsimile or e-mail (followed by hard copy sent concurrently with such facsimile or e-mail), in accordance with preceding subsections (a) or (b)), and such notices shall be addressed as follows:

If to Landlord:

Lawrence Investment Group, LLC

Attention: John Simone, Jr., Managing Member

100 Federal City Road

Suite C101

Lawrenceville, New Jersey 08648

Telephone: (609) 882-1105

Fax: (609)

E-mail: jsimone@simonerealty.com

With a required copy to:

Bernstein & Manahan, LLC

Attorneys At Law

Edward M. Bernstein, Esquire

3131 Princeton Pike, Suite 209B

Lawrenceville, New Jersey 08648

Telephone: (609) 895-9001

Fax: (609) 895-9002

E-mail: emb4law@aol.com

If to Assignee:

Ascend New Jersey, LLC,

Attention: Legal Department

44 Whippany Road, Suite 101

Morristown, New Jersey 07960

E-mail: ddipietro@awholdings.com

If to Assignor:

BaM Body and Mind Dispensary NJ, Inc. f/k/a CraftedPlants NJ Corp.

Attention: Chief Operating Officer,

2625 N Green Valley Parkway

Henderson, NV 89014

E-mail:

or to such other addresses as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon receipt (or refusal by the intended recipient to accept delivery). Notice given by facsimile shall be effective upon receipt of such facsimile (subject to the requirement that hard copy be sent concurrently in accordance with this Section). Any notice which is received on a Saturday, Sunday or legal holiday or after 5:00 P.M. prevailing local time at the place of receipt, shall be deemed be received on the next business day.

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11. The Assignment Agreement constitutes the entire agreement, inclusive of the Lease, between the parties hereto and supersedes all prior dealings between them with respect to the subject matter hereof. There are no verbal or collateral understandings, agreements, representations or warranties not otherwise expressly set forth in the Lease. No subsequent alteration, amendment, change or addition of the Lease shall be binding upon the parties hereto unless reduced to writing and signed by the party or parties to be charged therewith. Except as expressly modified hereby, all of the terms, covenants and conditions of the Lease remain in full force and effect. In the event of a conflict between the Lease and this Assignment Agreement, this Assignment Agreement shall prevail.

12. Assignee shall reimburse Landlord for Landlord’s attorneys’ fees and costs of $2,500.00 by means of a bank check, cashier’s check or certified check, as additional consideration for the Landlord entering into this Assignment Agreement, the receipt of which is hereby acknowledged by Landlord. If the Subsequent Assignment of Lease is entered into between the Assignor and Assignee in compliance with this Assignment Agreement, the Assignor shall pay to the Landlord the sum of $2,500.00 as additional consideration and reimbursement for attorneys’ fees and costs.

13. Assignee acknowledges that Assignee has received notice this day that the Lease as well as all or a material portion of the Lease Premises are subject to one or more underlying mortgages now or hereinafter existing, in particular, a mortgage dated May 12, 2023, in favor Wilmington Savings Fund Society, FSB, in the initial amount of $1,450,000.00. Landlord shall cause Lender to enter into a commercially reasonable Subordination, Non-Disturbance and Attornment Agreement with Tenant promptly after the execution of this Assignment Agreement, it being agreed that Assignee’s rights under the Lease shall not be disturbed absent a default by Assignee, in its capacity as tenant.

14. The terms as used and defined in the Lease and in the Assignment Agreement shall have the meaning indicated in the Lease. References in this Assignment Agreement to Sections and Articles are to those contained in the Lease.

15. Survival. The terms and conditions of this Assignment Agreement, in particular, the Lease Amendments, shall survive the Subsequent Assignment, if applicable, excepting therefrom such terms and conditions that may conflict therewith.

[SIGNATURE LINES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the day and year first above written.

WITNESS/ATTEST:

ASSIGNOR:
BaM Body and Mind Dispensary NJ, Inc. a/k/a CraftedPlants NJ Corp.

By:	/s/ Stephen ‘Trip’ Hoffman

Dated: August 22, 2025

ASSIGNEE: Ascend New Jersey, LLC, a New Jersey limited liability company

By:	/s/ Frank Perullo

Dated: August 22, 2025

LANDLORD: Lawrence Investment Group, LLC, a NJ limited liability company

By:	/s/ John Simone Jr.
John Simone, Jr., Managing Member Dated: August 22, 2025

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LIST OF EXHIBITS

EXHIBIT A	Original Lease and First Amendment
EXHIBIT B	Sublease Agreement
EXHIBIT C	Subsequent Assignment
EXHIBIT D	Estimated Operating Budget(Revised/updated Exhibit 6 to Lease)
EXHIBIT E	Memorandum of Lease Termination
EXHIBIT F	Guaranty
Exhibit G	Generic Tenant Project Schedule Outline

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EXHIBIT “A”

3191 U.S. Route 1, Lawrenceville, New Jersey 08648 designated and known as Block 5201.10, Lot 3 of the tax maps of Lawrence Township

Lease

First Amendment of Lease

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EXHIBIT “B”

SUBLEASE

SUBLEASE AGREEMENT

This Sublease Agreement ("Sublease"), dated as of August 22, 2025 (the "Effective Date"), is entered into between Ascend New Jersey, LLC, a New Jersey limited liability company having an address at 44 Whippany Road, Suite 101, Morristown, New Jersey 07960 ("Sublandlord") and BaM Body and Mind Dispensary NJ, Inc. f/k/a CraftedPlants NJ Corp., having an address at 2625 N Green Valley Parkway, Henderson, NV 89014 ("Subtenant" and, together with Sublandlord, collectively referred herein as the "Parties" or individually as a "Party").

RECITALS

WHEREAS, Sublandlord is the current tenant and successor in interest to the original tenant under that certain lease agreement dated August 18, 2022, (as amended, and as attached hereto as Exhibit A), the "Primary Lease") with Lawrence Investment Group, LLC ("Prime Landlord"), by virtue of that certain Assignment and Assumption of Lease and Second Amendment to Lease dated on or about the date hereof (the “Assignment”); and

WHEREAS, pursuant to the Primary Lease, Sublandlord leased those certain premises ("Demised Premises") more particularly described in the Primary Lease and located at 3191 U.S. Route 1, Lawrenceville, New Jersey 08648 designated and known as Block 5201.10, Lot 3 of the tax maps of Lawrence Township; and

WHEREAS, Sublandlord desires to sublease all of its premises leased under the Primary Lease to Subtenant, and Subtenant desires to sublease all of Sublandlord's premises from Sublandlord, in accordance with the terms and conditions of this Sublease.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1)

Demise. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the premises ("Subleased Premises") described in the Primary Lease and comprising of the entire Demised Premises.

2)	Term.

a)

The term of this Sublease ("Term") will commence on the Effective Date and shall expire one (1) day prior to the expiration of the term of the Primary Lease ("Sublease Expiration Date"), unless sooner terminated or cancelled in accordance with the terms and conditions of this Sublease. Notwithstanding the foregoing, in the event that Subtenant assumes the Lease following the satisfaction of the Subsequent Assignment Conditions pursuant to Section 3 of the Assignment), then this Sublease shall automatically terminate.

b)

Subtenant may not exercise any options to extend or renew the term of the Primary Lease. These options are expressly retained by Sublandlord and may be exercised or waived by Sublandlord in its sole and absolute discretion.

c)

If for any reason the term of the Primary Lease is terminated prior to the Sublease Expiration Date, this Sublease shall terminate on the date of such termination and Sublandlord shall not be liable to Subtenant for such termination.

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3)	Permitted Use. Subtenant may use and occupy the Subleased Premises solely in accordance with, and as permitted under, the terms of the Primary Lease and for no other purpose.

4)

Payment of Base Rent. Throughout the Term of this Sublease, Subtenant shall pay to Sublandlord fixed base rent ("Base Rent") at the rate of: Ten and 00/100 Dollars ($10.00) per annum from the Sublease Commencement Date to the Sublease Expiration Date, payable in one lump sum. Subtenant shall pay to Sublandlord the Base Rent at the time of execution and delivery of this Sublease by Subtenant to Sublandlord.

5)	Incorporation of Primary Lease by Reference.

a)

The terms, covenants, and conditions of the Primary Lease, in the form attached hereto as Exhibit A, are incorporated herein by reference, except to the extent they are expressly deleted or modified by the provisions of this Sublease. Every term, covenant, and condition of the Primary Lease binding on or inuring to the benefit of Prime Landlord is, in respect of this Sublease, binding on or inures to the benefit of Sublandlord (other than those which, by their nature, are to be performed only by the fee simple owner of the Demised Premises), and every term, covenant, and condition of the Primary Lease binding on or inuring to the benefit of Sublandlord is, in respect of this Sublease, binding on and inures to the benefit of Subtenant. Whenever the term "Lessor" or "Landlord" appears in the Primary Lease, the word "Sublandlord" is substituted therefor; whenever the term "Lessee" or "Tenant" appears in the Primary Lease, the word "Subtenant" is substituted therefor; and whenever the word "Premises" appears in the Primary Lease, the word "Subleased Premises" is substituted therefor.

b)

Notwithstanding the foregoing or anything to the contrary in this Sublease: (i) the following numbered paragraphs of the Primary Lease will not apply to this Sublease: Last 3 sentences of 2.03, 3.01, 3.02, 3.03(B)-(C), 4.01, 4.03, 4.04, 4.05, 5.01, 6.01, 6.02, 8.01, 9.01, 9.02, 9.03, 9.04, Article X, 11.01(B)-(C), Article XII, Article XVI, Article XVII, Article XVIII, Article XXVII, 31.18; (ii) the time limits contained in the Primary Lease for Sublandlord, as tenant, to give notices, make demands, or perform any act, covenant, or condition or to exercise any right, remedy, or option, are modified herein by shortening the same in each instance by one (1) day; and (iii) without Sublandlord’s prior written consent, Subtenant shall not make any alterations or modifications to the Demises Premises, remove or alter any personal property at the Demised Premises, or conduct any business operations at the Demises Premises. If any of the express provisions of this Sublease conflict with any of the provisions of the Primary Lease, the provisions of the Primary Lease govern.

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6)	Subordination to Primary Lease. This Sublease is subject and subordinate to the Primary Lease.

7)	Representations of Sublandlord. Sublandlord represents and warrants the following is true and correct as of the date hereof:

a)	Sublandlord is the tenant under the Primary Lease and has the capacity to enter into this Sublease with Subtenant

b)

The Primary Lease attached hereto as Exhibit A is a true, correct, and complete copy of the Primary Lease, is in full force and effect, and has not been further modified, amended, or supplemented except as expressly set out herein.

c)	Except as may have been previously disclosed in writing to Subtenant, Sublandlord has not received any notice, and has no actual knowledge, of any default by Sublandlord under the Primary Lease.

8)

AS-IS Condition. Subtenant accepts the Subleased Premises in their current, "as-is" condition. Sublandlord has no obligation to furnish or supply any work, services, furniture, fixtures, equipment, or decorations, except Sublandlord shall deliver the Subleased Premises in broom clean condition.

9)

No Privity of Estate; No Privity of Contract. Nothing in this Sublease should be construed to create privity of estate or privity of contract between Subtenant and Prime Landlord. Notwithstanding, Subtenant hereby assumes the performance of all of the obligations imposed upon the Sublandlord under the Prime Lease and all amendments thereof, which accrue from and after the date hereof. Further, the Sublease shall be collaterally assigned to the Prime Landlord as security for the Lease and all amendments thereto upon rejection of the Prime Lease in a bankruptcy proceeding.

10)

No Breach of Primary Lease. Subtenant shall not do or permit to be done any act or thing, or omit to do anything, that may constitute a breach or violation of any term, covenant, or condition of the Primary Lease, even if such act, thing, or omission is permitted under the terms of this Sublease.

11)

Consents. Whenever the consent or approval of Sublandlord is required, Subtenant must also obtain the written consent or approval of Prime Landlord, if required under the terms of the Primary Lease. Sublandlord must promptly make such consent request on behalf of Subtenant, and Subtenant must promptly provide any information or documentation that Prime Landlord may request. Subtenant must reimburse Sublandlord, not later than ten (10) days after written demand by Sublandlord, for any fees and disbursements of attorneys, architects, engineers, or others charged by Prime Landlord in connection with any consent or approval. Sublandlord has no liability of any kind to Subtenant for Prime Landlord's failure to give its consent or approval.

12)

Effect on Prime Landlord. Nothing in this Sublease shall be deemed (a) to operate as a representation or warranty by the Prime Landlord and the Prime Landlord shall not be bound or estopped in any way by the provisions of this Sublease, or (b) modify, waive, or affect (i) any of the terms, covenants or conditions in the Prime Lease, (ii) any of the Prime Landlord’s rights against anyone liable for performance under the Prime Lease, (iii) any of the Sublandlord’s obligations, as Tenant, under the Prime Lease, (iv) any rights or remedies of the Prime Landlord under the Prime Lease, (v) enlarge or increase the Prime Landlord’s obligations or the Sublandlord’s rights under the Prime Lease, (vi) waive any present or future defaults on the part of the Sublandlord under the Prime Lease, or (vii) construe the Prime Landlord as a party to the Sublease.

13)

Assignment or Subletting. Subtenant may not sublet all or any portion of the Subleased Premises or assign, encumber, mortgage, pledge, or otherwise transfer this Sublease (by operation of law or otherwise) or any interest therein, without the prior written consent of: (a) Sublandlord, which consent may be unreasonably withheld or may be withheld in its sole and absolute discretion; and (b) Prime Landlord.

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14)

Insurance; Indemnity. Sublandlord shall maintain all insurance as required by the Primary Lease, and add Subtenant as an additional insured, at Sublandlord’s sole cost and expense. Sublandlord and Subtenant, as applicable, shall indemnify, hold harmless, and defend the other indemnified party and its officers, directors, employees, agents, affiliates, successors, and permitted assigns (collectively, "Indemnified Party") against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, that are incurred by Indemnified Party (collectively, "Losses"), arising out of or related to any third-party claim alleging:

a)	breach or non-fulfillment of any provision of this Sublease, or, to the extent such Indemnifying Party is bound by the Primary Lease under this Sublease, the Primary Lease, by Indemnifying Party;

b)	any negligent or more culpable act or omission of Indemnifying Party (including any reckless or willful misconduct) in connection with the performance of its obligations under this Sublease;

c)

any bodily injury, death of any person, or damage to real or tangible personal property caused by the negligent or more culpable acts or omissions of Indemnifying Party (including any reckless or willful misconduct); or

d)

any failure by Indemnifying Party to comply with any applicable federal, state or local laws, regulations, or codes in the performance of its obligations under this Sublease, or, to the extent required under this Sublease, the Primary Lease.

This Section 14 survives the expiration or earlier termination of this Sublease.

15)

Notices. All notices and other communications required or permitted under this Sublease must be given in the same manner as in the Primary Lease. Notices shall be addressed to the addresses set out below:

To Subtenant at:	BaM Body and Mind Dispensary NJ, Inc. f/k/a CraftedPlants NJ Corp. Attention: Chief Operating Officer, 2625 N Green Valley Parkway Henderson, NV 89014 E-mail:

To Sublandlord at:	Ascend New Jersey, LLC, Attention: Legal Department 44 Whippany Road, Suite 101 Morristown, New Jersey 07960 E-mail: ddipietro@awholdings.com

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16)

Brokers. Sublandlord and Subtenant each represent to the other that it has not dealt with any broker. Sublandlord and Subtenant each indemnify and hold harmless the other from and against all claims, liabilities, damages, costs, and expenses (including without limitation reasonable attorneys' fees and other charges) arising out of any claim, demand, or proceeding for commissions, fees, reimbursement for expenses, or other compensation by any person or entity who claims to have dealt with the indemnifying party in connection with the Sublease. This Section 16 survives the expiration or earlier termination of this Sublease.

17)

Entire Agreement. This Sublease contains the entire agreement between the parties regarding the subject matter contained herein, and all prior negotiations and agreements are merged herein. If any provisions of this Sublease are held to be invalid or unenforceable in any respect, the validity, legality, or enforceability of the remaining provisions of this Sublease will remain unaffected.

18)	Amendments and Modifications. This Sublease may not be modified or amended in any manner other than by a written agreement signed by the party to be charged.

19)	Successors and Assigns. The covenants and agreements contained in this Sublease bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

20)

Counterparts. This Sublease may be executed in any number of counterparts, each of which when so executed and delivered is deemed an original for all purposes, and all such counterparts will together constitute but one and the same instrument. A signed copy of this Sublease delivered by either facsimile or email is deemed to have the same legal effect as delivery of an original signed copy of this Sublease.

21)	Defined Terms. All capitalized terms not otherwise defined in this Sublease have the definitions contained in the Primary Lease.

22)	Choice of Law. This Sublease is governed by, and construed in accordance with, the laws of the State of New Jersey, without regard to conflict of law rules.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Sublease to be executed as of the Effective Date.

SUBLANDLORD: Ascend New Jersey, LLC, a New Jersey limited liability company

By:	/s/ Frank Perullo
Name:	Frank Perullo
Title:	Secretary

SUBTENANT: BaM Body and Mind Dispensary NJ, Inc. f/k/a CraftedPlants NJ Corp.

By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Stephen ‘Trip’ Hoffman
Title:	President

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EXHIBIT A

[PRIMARY LEASE AND AMENDMENTS]

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Exhibit “C”

SUBSEQUENT ASSIGNMENT

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made and dated as of ___________ ____, _____, by and between Ascend New Jersey, LLC (“Assignor”) and BaM Body and Mind Dispensary NJ, Inc. f/k/a CraftedPlants NJ Corp ( “Assignee”).

RECITALS:

1. Assignment. Assignor, hereby irrevocably assigns, transfers, and sets over to Assignee, all of Assignor's right, title, and interest, as lessor, in and to that certain Lease dated as of August 18, 2022, entered into by and between Lawrence Investment Group, LLC, as landlord, and BaM Body and Mind Dispensary NJ, Inc. f/k/a CraftedPlants NJ Corp., as tenant, as amended by that First Amendment to Lease dated February 14, 2023, and further amended by that Assignment and Assumption of Lease and Second Amendment to Lease dated ______, 2025 (the “Prior Assignment of Agreement”) (collectively, the “Lease”).

2. Assumption. Assignee hereby expressly accepts such assignment and assumes the performance of all of the obligations imposed upon the Assignor under the Lease and all amendments thereof, which accrue from and after the date hereof.

3. Indemnification.

a. Assignor hereby agrees to indemnify and to hold Assignee harmless from and against any and all loss, cost, liability, damage, or expense, including reasonable attorneys' fees originating or relating to the period prior to the date hereof (but not prior to the date of the Prior Assignment Agreement) and arising out of or with respect to the failure of Assignor to have performed any of the obligations of the lessor under the Lease that accrued prior to the date hereof (but not prior to the date of the Prior Assignment Agreement).

b. Assignee hereby agrees to indemnify and to hold Assignor harmless from and against any and all loss, cost, liability, damage, or expense, including, without limitation, reasonable attorneys' fees, originating or relating to the period on and following the date hereof and arising out of or with respect to the failure of Assignee to perform any of the obligations of the lessor under the Lease accruing on or after the date hereof.

4. General.

a. Successors and Assigns. This Assignment and Assumption of Lease and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, and assigns.

b. Governing Law. This Assignment and Assumption of Lease is governed by and shall be construed in accordance with the laws of the State of New Jersey, without regard to conflict of law rules.

c. Counterparts. This Assignment and Assumption of Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Lease as of the date first written above.

ASSIGNOR: Ascend New Jersey, LLC, a New Jersey limited liability company

By:
Name:
Title:

ASSIGNEE: BaM Body and Mind Dispensary NJ, Inc. f/k/a CraftedPlants NJ Corp.

By:
Name:
Title:

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EXHIBIT D

(Revised/updated Exhibit 6 to Lease)

EXHIBIT 6

Common Area Maintenance And Operating Costs

2025 Budget

3191 Route 1

Lawrenceville, NJ 08648

Category	2025 Budget

Lawn Care	$3,500.00
Grounds Maintenance	5,000.00
Snow Removal*	7,500.00
Property Insurance	25,000.00
HVAC	1,500.00
General Maintenance	2,500.00
Property Tax	36,000.00
Water	1,000.00
Management Fee	15,087.50
Sewer	500.00
Trash Removal	7,500.00

Total	$105,087.50

Amounts for the services listed above are estimates based on budgets for prior years and are subject to adjustments pursuant to the terms of the Lease Agreement.

☐	Enterprise (for parking lot lease) handles its own snow removal.

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EXHIBIT E

EXHIBIT 10 to Lease

Termination of Lease Memorandum

Prepared By:

TERMINATION OF LEASE MEMORANDUM

                This Termination of Lease Memorandum, dated ___________________________, made and given by CRAFTEDPLANTS NJ, CORP., an Arizona corporation.

W I T N E S S E T H:

WHEREAS, CraftedPlants NJ, Corp., as “Tenant”, entered into a Lease Agreement dated August 18, 2022 (“Lease”), whereby Tenant leased certain premises situated at 3191 U.S. Route 1 (Brunswick Avenue), Lawrence Township, New Jersey 08648 (the “Leased Premises”). The legal description of the land comprising the Leased Premises is attached hereto as Exhibit “A” and is incorporated herein by this reference;

WHEREAS, in connection with the Lease, Tenant recorded a Memorandum of Lease in the official land records of the Mercer County Cler as Instrument Number 20230001237, at Book 6511, Page 1883 on January 12, 2023 to provide record notice of the Lease, a copy of which is attached hereto as Exhibit “B”; and

WHEREAS, the Lease has expired or otherwise been terminated in accordance with the terms thereof and Tenant now desires to record this Termination of Lease Memorandum thereby clearing title to the said Leased Premises of any encumbrance of the Lease.

WHEREFORE, Tenant has recorded, as of the date above first written, this Termination Lease Memorandum confirming that the Lease has expired or otherwise been terminated in accordance with the terms thereof and is no further force or effect.

[Signature page follows]

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IN WITNESS WHEREOF, this Termination of Lease Memorandum has been duly executed by CraftedPlants NJ, Corp.

CRAFTEDPLANTS NJ, CORP., an Arizona corporation

By: __________________________
Name: _______________________
Title: ________________________

STATE OF ARIZONA                                       )

) SS;

COUNTY OF ____________                                          )

The undersigned, a Notary Public, in and for the County and State aforesaid, does hereby certify, that ______________, _____________________________________ of CraftedPlants NJ, Corp., an Arizona  corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged under oath that as such _____________________________________, he signed and delivered the said instrument pursuant to authority duly given to him by said corporation.

Given under my hand and seal this _____ day of ____________________, 202__.

Notary Public

My Commission expires: _________________________

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Exhibit “F”

GUARANTEE (Exhibit 8 to Lease)

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (“Guaranty”), is made as of the ____ day of __________ 2025 by Ascend Wellness Holdings, Inc., a Delaware Corporation, with an address at 44 Whippany Road, Suite 101, Morristown, New Jersey 07960, whether one or more, collectively, jointly and severally referred to as “Guarantor”), in favor of Lawrence Investment Group, LLC, its successors and assigns (“Beneficiary”).

WITNESSETH:

WHEREAS, Ascend New Jersey, LLC, a New Jersey limited liability company, with an address at 44 Whippany Road, Suite 101, Morristown, New Jersey 07960 (“Tenant”) has entered into that certain Lease as Assignee, of even or approximate date herewith (as it may hereafter be amended from time to time, the “Lease”), with Beneficiary for the Property known as 3191 U.S. Route 1, Lawrenceville, New Jersey.

WHEREAS, Guarantor is the parent company of and, directly or indirectly, wholly owns Tenant and will receive material benefit from the Lease.

WHEREAS, it is a material inducement and condition precedent to Beneficiary’s entering into the Lease that Guarantor guarantee Tenant’s obligations under the Lease.

NOW, THEREFORE, in consideration of the foregoing, One Dollar ($1.00), the terms hereinafter set forth, and other good and valuable consideration, Guarantor agrees as follows:

2. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Beneficiary the full and prompt payment and performance and observance of all the monetary and nonmonetary covenants, obligations, conditions and agreements in and pursuant to the Lease provided to be performed and observed by Tenant, its successors and assigns, together with the full and prompt payment of all damages that may arise or be incurred by Beneficiary in consequence of Tenant’s failure to perform such covenants and agreements (all such obligations herein collectively referred to as, the “Guaranteed Obligations”).

3. Guarantor expressly agrees that the validity of this Guaranty and the Guaranteed Obligations shall not be terminated, or in any way affected or impaired, (a) by reason of the assertion by Beneficiary against Tenant of any of the rights or remedies reserved to Beneficiary pursuant to the provisions of the Lease (whether in full or in part); (b) by reason of the waiver by Beneficiary, or the failure of Beneficiary, to enforce any of the terms, covenants, or conditions of the Lease, or the granting of any indulgence or extension to Tenant, or the release of any other guarantor (or surety) or any other security or collateral granted for the performance of the obligations hereby guaranteed, all of which may be given or done without notice to Guarantor; or (c) by reason of the bankruptcy or insolvency of Tenant and whether or not the term of the Lease shall terminate by reason of said bankruptcy or insolvency.

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4. Guarantor hereby waives (a) notice of nonpayment of Rent (as defined in the Lease) or any other amounts to be paid by Tenant under the Lease, (b) notice of default or non‑performance of any of Tenant’s other covenants, conditions and agreements contained in the Lease, (c) notice of acceptance of this Guaranty, (d) notice of the existence, creation, amount, modification, amendment, alteration or extension of the Lease or all or any of the Guaranteed Obligations, whether or not such notice is required to be given to Tenant under the terms of the Lease, (e) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (f) any benefit of valuation, appraisement, homestead or other exemption law, now or hereafter in effect in any jurisdiction in which enforcement of this Guaranty is sought, and (g) all diligence in collection, perfection or protection of or realization upon the Guaranteed Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing.

5. Guarantor further agrees that its liability under this Guaranty for the Guaranteed Obligations shall be primary and direct, and not just a guaranty of collection, and that in any right of action which shall accrue to Beneficiary under the Lease, Beneficiary may, at its option, proceed against Guarantor after providing thirty (30) day’s written notice to Tenant, commenced any action, or having obtained any judgment, against Tenant, or having proceeded against Tenant or any collateral posted as security under the Lease.

6. Beneficiary may, in its sole discretion and with or without consideration, release any collateral securing the obligations of Tenant or release any party liable therefor. The defenses of impairment of collateral and impairment of recourse and any requirement of diligence on Landlord's part in perfecting or enforcing any lien granted in the Lease or in collecting the obligations under the Lease are hereby waived.

7. Guarantor's liability under this Guaranty shall not be reduced on account of any limitations imposed by bankruptcy law or other applicable laws on Beneficiary's ability to collect its full damages under the Lease against Tenant. In the event of the death, incompetency, dissolution, bankruptcy or insolvency of Tenant, or the inability of Tenant to pay debts as they mature, or an assignment by Tenant for the benefit of creditors or the institution of any bankruptcy or other proceedings by or against Tenant alleging that Tenant is insolvent or unable to pay debts as they mature, or Tenant’s default under the Lease, and if such event shall occur at a time when any of the Guaranteed Obligations may not then be due and payable, Guarantor agrees to pay to Beneficiary upon demand, the full amount which would be payable hereunder by Guarantor if all Guaranteed Obligations were then due and payable.

8. Guarantor represents and warrants that:

a. Guarantor has the right, power and authority (without the consent of any other person, entity or governmental authority) to enter into, and to perform its obligations under, this Guaranty (and that, if Guarantor is a partnership, limited liability company, corporation or other entity, Guarantor has taken all requisite action to approve the execution, delivery and performance of this Guaranty, that the person signing on behalf of Guarantor is authorized and empowered to do so, and that the execution and delivery of this Guaranty are not in contravention of its charter, bylaws or other governing documents, and have been authorized by its partners, members and/or its board of directors);

b. this Guaranty constitutes a valid and binding obligation of Guarantor, enforceable in accordance with its terms;

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c. the statements set forth in the “Whereas” clauses of this Guaranty are true and correct and are incorporated into the text of this Guaranty by this reference;

d. Guarantor is not in default under any agreement to which it is a party or by which it is bound, or bound by any decree, ruling, judgment, order or injunction which (together or singly) would reasonably be expected to materially and adversely affect its ability to perform under this Guaranty, and there is no action, proceeding or investigation pending or threatened against Guarantor which (together or singly) could reasonably be expected to materially and adversely affect its ability to perform under this Guaranty;

e. neither the execution and delivery of this Guaranty nor its performance hereunder shall result in a breach of or default under any agreement, decree, ruling, judgment, order or injunction to which Guarantor is a party or by which it may be bound;

f. Guarantor is not insolvent nor will it, as a result of this Guaranty, be rendered insolvent;

g. Unless and to the extent Guarantor is publicly traded (with publicly available financial information), Guarantor represents that all financial data, including (without limitation) the balance sheets, statements of income and expense, and statements of cash flow, if any, regarding Guarantor delivered to Beneficiary are (i) true, correct and complete in all material respects, (ii) are the most current financial data in Guarantor's possession or control, (iii) accurately represent the financial condition of Guarantor as of the date of such reports, and (iv) except as may be stated therein, have been prepared in accordance with generally accepted accounting principles or international financials reporting standards. Since the date of said financial data, there has been no material adverse change in the financial condition (including, without limitation, current liquid assets, amount of debt, results from operations, or ownership structure) of Guarantor which (together or singly) could be reasonably expected to materially and adversely affect its ability to perform under this Guaranty.

9. No assignment, transfer, sublet, renewal, extension or amendment of the Lease, whether with or without notice to or the consent of Guarantor, shall operate to extinguish or diminish the liability of Guarantor under this Guaranty.

10. If Beneficiary calls upon Guarantor to honor, pay or perform all or part of any obligation of Tenant, and Guarantor fails to honor such demand within five (5) days after written notice from Beneficiary to Guarantor, the debt or obligation owed Beneficiary pursuant to this Guaranty shall bear interest at the lesser of eighteen percent (18%) per annum or the highest rate permitted under applicable law. Guarantor further agrees to be responsible to Beneficiary for any and all expenses, including reasonable attorneys’ fees and legal expenses, paid or incurred by Beneficiary in endeavoring to collect or enforcing the Guaranteed Obligations or any part thereof and in enforcing this Guaranty.

11. Guarantor hereby acknowledges, accepts and consents to the following: (i) the Assignment Agreement – Asssignment and Assumption of Lease and Second Amendment to Lease – between BaM Body and Mind Dispensary NJ, Inc. f/k/a CraftedPlants NJ Corp., Assignor, and Ascend New Jersey, LLC, a New Jersey limited liability company, Assignee; (ii) Sublease Agreement between the Tenant/Sublandlord, Ascend New Jersey, LLC, a New Jersey limited liability company, subsidiary of Guarantor, and Subtenant, BaM Body and Mind Dispensary NJ, Inc. f/k/a CraftedPlants NJ Corp.; and, (iii) Subsequent Assignment – Assignment and Assumption of Lease - Sublease Agreement - between the Assignor, Ascend New Jersey, LLC, a New Jersey limited liability company, subsidiary of Guarantor, and Assignee, BaM Body and Mind Dispensary NJ, Inc. f/k/a CraftedPlants NJ Corp.

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12. All notices and communications under this Guaranty shall be made in writing and may be delivered by hand (including overnight courier), by telecopier, or by first-class certified or registered mail (return receipt requested) to the following addresses:

If to Beneficiary:	Lawrence Investment Group, LLC
Attention: John Simone, Jr.
100 Federal City Road, Suite C-101
Lawrenceville, New Jersey 08648

If to Guarantor:	Ascend Wellness Holdings, Inc. 44 Whippany Road, Suite 101 Morristown, New Jersey 07960

Either party may change its address (or its addressee) by notice to the other. All notices and communications shall be effective upon receipt (or refusal to accept delivery).

13. This Guaranty is a continuing Guaranty and shall (a) (i) remain in full force and effect during the entire Term of the Lease, and any renewal or extension thereof, for so long as any Guaranteed Obligations remain due and payable or outstanding even though the demised Term or any renewal or extension thereof shall have expired, until all of Tenant’s obligations under the Lease and all of the Guaranteed Obligations shall have been paid, performed or discharged in full and (b) be binding upon Guarantor and Guarantor's heirs, successors and assigns, and (c) inure to the benefit of and be enforceable by Beneficiary and its heirs, successors and assigns. Guarantor waives any right of indemnification, subrogation or reimbursement that it may have against Tenant and Guarantor agrees that it is not made a creditor of Tenant by virtue of this Guaranty. This Guaranty shall survive the expiration or termination of the Lease to the extent the obligations of Tenant thereunder likewise survive. If the Lease is terminated in accordance with the rights granted to the Tenant in the Lease, the Guarantor shall be released of all obligations under this Guaranty.

14. If Guarantor consist of more than one person and/or entity, their obligations shall be joint and several and each agreement, representation or warranty shall be deemed to have also been made separately on its own behalf by each person or entity comprising Guarantor. Beneficiary may release any one or more Guarantors at any time without notice to or consent by the remaining Guarantors and without affecting the continuing liability of the remaining Guarantors. Beneficiary shall not be required to pursue any remedy against any other person or party that shall have executed any agreement of guaranty with Beneficiary. Beneficiary may elect, in its sole and absolute discretion, to seek to recover from any one or more of such persons or parties and no such election shall constitute any defense or any other bar or limitation to the enforcement of Guarantor's obligations set forth herein.

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15. The plural shall include the singular (and vice versa) and the use of any gender shall include all other genders whenever used in this Guaranty.

16. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New Jersey without regard to conflicts of laws. GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO OR ARISING UNDER THIS GUARANTY. At the election of Beneficiary, this Guaranty may be enforced only in the State of New Jersey, Mercer County, New Jersey State Courts – Superior and/or Special Civil Part, and Guarantor hereby consents to jurisdiction and venue in those courts.

17. All remedies afforded to Beneficiary hereunder or under the Lease are separate and cumulative remedies and not exclusive. Beneficiary shall also have all remedies afforded by law.

18. If any provision of this Guaranty or the application of any provision shall to any extent be void, unenforceable or invalid, then such provision shall be reinterpreted to the greatest extent possible to make it enforceable and valid and the rest of this Guaranty shall be unaffected thereby and continue in full force and effect.

19. No waiver or modification of any provision of this Guaranty shall be effective unless in writing and signed by Beneficiary and no waiver by Beneficiary shall be applicable except in the specific instance for which it is given. This Guaranty is the full and complete agreement of the parties and Beneficiary has made no promises or representations to Guarantor except as set forth herein.

20. Notwithstanding anything herein to the contrary, in the event that Tenant shall have assigned the Lease to a party which is not an affiliate, subsidiary or parent of Tenant, then no modifications or amendments of the Lease made subsequent to the effective date of such assignment without the consent of Guarantor shall operate to increase the obligations of Guarantor under this Guaranty.

21. Guarantor and any replacement guarantor shall comply with the provisions of Section 31.18 of the Lease. The Guarantor hereby acknowledges to having received a copy of the Lease and to having read the Lease. Notwithstanding anything herein to the contrary, in the event a replacement guarantor, with creditworthiness equal to or greater than Guarantor, agrees to assume Guarantor’s obligations under this Guaranty, then Guarantor’s obligations under this Guaranty and the Lease shall terminate as of the date such agreement is approved and executed by Landlord and the replacement guarantor. Tenant shall provide prior to the execution of such agreement acceptable documentation, in the reasonable opinion of the Landlord, of the creditworthiness of the replacement guarantor for the purpose of obtaining the approval of the Landlord of the replacement guarantor, which approval shall not be unreasonably withheld, conditioned or delayed.

[Signature page follows]

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GUARANTOR:
Ascend Wellness Holdings, Inc.

By:

Name:

Title:

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